SETTLEMENT AGREEMENT

THIS  SETTLEMENT   AGREEMENT  (the  "Agreement")  is  made  between  the  Kay  M. Gumbinner Trust, a Virginia trust ("Holder") and Innovative Logistics Techniques, Inc. a Virginia corporation and Innolog Holdings Corporation, a Nevada corporation, each with its principal place of business in Virginia (together, "Innolog" or "Maker") (collectively referred to as the "Parties").

RECITALS

A.       Maker has entered  into three Promissory  Notes in February 2011 in favor of Holder (collectively such notes are referred to herein as the "February Notes").

B.       The Parties have entered into three separate extension agreement that extended the Maturity Dates under the February Notes, provided additional compensation to Holder and which have granted Holder various rights beyond the rights contained in the February Notes, specifically that certain Extension and Forbearance Agreement, that certain Second Extension and Forbearance Agreement ("2d Extension"), and that certain Third Extension & Forbearance Agreement dated as of April 11, 2011 ("3rd Extension") (collectively, the "Prior Extensions").

C.        In addition, in connection with the February Notes and the Prior Extensions the Parties entered  into various other agreements,  including without limitation, a Security Agreement  in March
2011 (the "March KMG Security Agreement").

D.       Maker entered into a Secured Promissory Note in favor of Holder in April 2011 (the "April Note"). Collectively, the February Notes and the April Notes are referred to herein as the "Notes".

E.        The February Notes, the Prior Extensions, the March KMG Security Agreement and the April Note, along with any related documents are herein referred to as the "KMG Loan Documents".

F.        Maker acknowledges and agrees that it is in significant breach of the KMG Loan Documents in various respects, including non-payment, missed deadlines and material breaches of various representations, warranties and covenants.

G.        Maker understands, acknowledges and agrees that it could be liable for treble damages based on its breaches, subjecting it to potential liability in excess of $300,000.

H.        The Parties desire to settle the amounts owed and outstanding by Maker to Holder and to modify and amend the KMG Loan Documents as provided herein.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged  by the Parties, and in further consideration of the covenants and promises, agreements and premises set forth below, the Parties agree as follows:

1.        Binding Effect of Recitals.   The above Recitals are incorporated into this Agreement by reference.   Maker represents  and warrants that the recitals are true and correct in all respects. Capitalized  terms not otherwise defined  herein shall have the meanings provided in the KMG Loan Documents.

2.       Indebtedness. Maker acknowledges and agrees that Maker is in default under the KMG Loan Documents and that as of May 30, 2011, One Hundred Thirty Thousand Dollars and 00/100 ($130,000) is due and owing to Holder.

3.        Forebearance Fee/Conditions of Forebearance.  In consideration of Holder forebearing to exercise  certain of its rights and agreeing  to a settlement  amount as described  herein, Maker agrees as follows: the following:

a.          Maker shall pay to Holder the sum of One Hundred Thirty-Six Thousand and 001100 Dollars ($136,500), comprised of $130,000 past due and payable plus a five percent (5%) forbearance fee of $6,500 by wire transfer by or before 3:00PM, Monday, June 13, 2011, or earlier pursuant to the receipt of specific accounts receivable under paragraph 3.c. and 3.d. hereof or as othenwise provided herein.

b.          Either, at Maker's election, (a) 50,000 warrants on the same terms and conditions as provided in the Second Extension and Forbearance Agreement between the Parties or (b) an additional 50,000 shares of preferred stock of Innolog Holdings Corporation. Those warrants or stock and the 402,000 shares of preferred stock warrants that were to be delivered under the Prior Extensions shall be delivered to Holder no later than Friday June 9, 2011.

c.          Furthermore,  the  Notes  and  the  obligations  contained   in  the  KMG  Loan  Documents   and hereunder  are further secured  by the following  specific accounts  receivable - (i) 5030:116, ODSLOG, Army,  in the amount of approximately $106,509.01, due and  payable on or before June 9, 2011; and (ii) 5015:001, JECP, SAIC,  in the amount  of approximately  $43,633.49, due and payable on or about 6/6111 (collectively, the "Payment Receivables").  Such  security  is intended  to be in addition  to any security  already  held  by  Holder  or  to  which  Holder  may  be entitled  under any  of  the  KMG  Loan Documents or herein.

d.         Maker shall convey,  wire transfer  and turn over to Holder the Payment Receivables,  including any  proceeds  there from  (up to the amount  outstanding or due and owing  hereunder)  within three (3) business  hours  of  Maker's knowledge  of  its  receipt  of  any  amounts  under,  in connection   with  or pursuant  to the Payment  Receivables.  The proceeds of the Payment Receivables  shall not be used for any other  purpose other than payment of the amounts owed to Holder until such time as Holder is paid in full.

e.          There shall be an additional late fee of ten percent (10%) of the total obligations then outstanding if any of the payments listed above are not made at or before the times required above, and an additional ten percent (10%) of any amount outstanding (including late fees and interest) each fifteen (15) days thereafter. Furthermore, Maker agrees that if it breaches paragraph 3.d. above it shall be liable to Holder for three times the amount then due and owing to Holder.

4.        Security. By way of clarification and expansion, but in no way a limitation of any of the rights, interest or security of Holder contained in any of the KMG Loan Documents, the security interests and collateral under each of the February Notes, the April Note, the March KMG Security Agreement and the KMG Loan Documents in general and hereunder are for all of the accounts receivable of Innovative Logistics Techniques, Inc. existing or hereafter acquired and any proceeds there from, including the specific Payment Receivables described above. The March KMG Security Agreement is herby amended to include this definition and description of the collateral referenced in paragraph 3.c. herein. Maker hereby authorizes Holder to file a UCC 1 financing statement and any other documents or instruments evidencing such security interest in the collateral.

5.        KMG Loan Documents.

a.  This Agreement shall not constitute a novation of any of the KMG Loan Documents and each of the KMG Loan Documents shall remain in full force and effect subject only to Holder's agreement to additional terms and provisions set forth herein. All of the other terms of the KMG Loan Documents shall remain in full force and effect and Holder shall have and maintain all of its rights there under, including having additional Late Fees.

b.  Maker reaffirms all of the Representations and Warranties contained in each of the KMG Loan Documents and restates them as true and accurate as of the date hereof.

c.  Each of the KMG Loan Documents is modified and amended to include that Maker agrees to immediately execute and deliver any and all such further documents, agreements and instruments as may requested by Holder from time to time to carry out the intent of the KMG Loan Documents, including without limitation, the protection, priority and preference of the security for each of the Notes and the collateral described in the March KMG Security Agreement as modified herein, all of the obligations contained in the KMG Loan Documents and herein. Furthermore, Maker specifically agrees that the March KMG Security Agreement shall apply to each of the February Notes and to the April Note and the terms and provisions of the Security Agreement shall be incorporated by reference into each of the Notes as if specifically contained therein (with the modification of the definition of the collateral as provided in paragraph 4 herein).

d.  Any reference to the Company in any of the KMG Loan Documents shall mean Maker, Innovative Logistics Techniques, Inc. and Innolog Holdings Corporation.

6.        Release and Waiver.

a.        Maker hereby acknowledge  and stipulate that they have no claims or causes of action against Holder or any of its Trustees in any capacity of any kind whatsoever, whether arising out of the KMG Loan Documents or out of the negotiation, execution and delivery of this Agreement or any other relationship among any of such parties.   Maker hereby releases Holder and its trustees from any and all claims, causes of action,  demands  and liabilities of any kind  whatsoever whether direct or indirect, fixed or contingent, liquidated or non liquidated, disputed or undisputed, known or unknown, which Maker have or may acquire in the future relating in any way to any event, circumstance, action or failure to act by Holder in connection  with any of the obligations, from its inception through the date of this Agreement.

b.        If Maker satisfies each and every Condition of Forbearance set forth in Paragraph 3 hereof on or before the dates provided herein, Holder shall release Maker from any further liability in connection with the KMG Loan Documents, except for the ongoing indemnification obligation pursuant to Paragraph 10 hereof.

7.        Failure  to Make Settlement  Payments  or  Deliver Stock.   If Maker fails to satisfy each of the Conditions  of Forbearance set forth  in Paragraph 3 hereof, in addition to the rights and remedies provided herein and in the KMG Loan Documents, Holder shall have the right to pursue all of rights and remedies under the KMG Loan Documents.

8.        Impairment of Collateral. In addition to the provisions of the March KMG Security Agreement, Maker shall not allow any impairment of the Collateral and shall immediately notify Holder if it has any reasonable reason to believe that the Collateral or Holder's position as a secured thereof, may be impaired or compromised in any way, including if any other creditor threatens to file any confession of judgment or to take any other action whatsoever to directly or indirectly recover on, perfect or seek payment of any claim. Maker and each of its agents (including counsel) are required to make such disclosure to Holder immediately upon becoming aware of such situation. Maker understands and agrees that immediately upon any such event all amounts due and owing hereunder shall automatically and without any further action be immediately due and payable.

9.        No Obligation to Extend Future Forbearances;  No Waiver.   Maker acknowledges and agrees that Holder is not obligated and does not agree to extend any other or future forbearances except as expressly set forth herein. This Agreement shall not constitute a waiver by Holder of any of Maker's defaults under the Loan Documents.  Except as expressly provided herein, Holder reserves all of its rights and remedies under each of the KMG Loan Documents.  No action or course of dealing on the part of Holder, its trustees, officers, employees, consultants, or agents, nor any failure or delay by Holder with respect to exercising any right, power or privilege of Holder under any Note, any other KMG  Loan Document, or  this  Agreement, shall operate  as  a waiver thereof,  except  to the extent expressly provided herein.

10.      Indemnification. In consideration of the forbearance and this settlement by Holder, Maker hereby indemnifies, exonerates and holds Holder and each of its Trustees (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses (including potential, threatened or actual losses of the benefit of the bargain under any of the KMG Loan Documents or this Agreement, including repayment of principal and all interest, fees, expenses and settlement amounts, including any "claw back" or similar concept or action of or for any amounts by any trustee or debtor in possession or other creditor in any actual or threatened bankruptcy proceeding.), costs, liabilities and damages, and expenses incurred in connection with any of the KMG Loan Documents and this Agreement (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred or to be incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to the KMG Loan Documents and this Agreement and the transactions contemplated therein and herein and any claim, threat, proceeding or action by any third part or any creditor or claimant of Maker or any trustee in bankruptcy or Debtor in possession, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Maker hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Furthermore, Maker shall pay all fees and expenses (including legal, accountant, tax or other advisory fees) on a current basis as incurred (i.e., Maker shall pay any legal and any accounting or tax fee retainer or other expenses up front without the need to Holder to make payment and then seek reimbursement from Maker) and payment of any losses of any principal, interest or fees received by Holder pursuant to the KMG Loan Documents or this Agreement. The intent of this indemnification provision is to ensure that Holder and its Trustees are made whole (i.e., receive the full benefit of their bargain) and do not incur or have to carry any expenses or exposure of any kind.

The indemnification and expense reimbursement/payment  and current payment obligations of Maker under this Agreement shall in each case survive the payment in full of this settlement, the Notes and any of the KMG Loan Documents.

11.      Authority to Execute Agreement/Signatures.  The Parties warrant that they are fully empowered and authorized to execute  this Agreement and that the person signing on behalf of each party  is fully authorized  to  do so.    The  Boards of  Directors of each of  Maker are aware  of  this Settlement  Agreement and have authorized and approved its execution and delivery by Maker.  The Parties warrant and represent that there are no additional entities or persons affiliated with any of the parties hereto who are necessary to effectuate this Agreement.

12.      Further Assurances. Maker agrees to immediately execute and deliver such other documents, instruments and agreements as may be requested from time to time by Holder or its counsel to carry out and effectuate the intent of this Agreement and to protect Holder's interest in the collateral to the fullest extent allowed by law, irrespective of the interests of any other party, including those affiliated with Maker.

13.      Miscellaneous. This Agreement may be executed in two or more identical counterparts, all of which constitute one and the same Agreement.  Facsimile and electronic signatures will have the same force and effect as originals.

CONFESSED JUDGMENT

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE HOLDER TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

Maker, Innolog Holdings Corporation and Innovative Logistics Techniques, Inc., jointly and severally (hereinafter referred to as "Debtor"),  promise to pay to the order of Holder the sum of ONE HUNDRED  THIRTY-SIX  THOUSAND  FIVE DOLLARS  AND ZERO CENTS ($136,500.00), plus a Late Fee of THIRTEEN THOUSAND SIX HUNDRD FIFTY Dollars and 00/100 cents ($13,650.00);  plus additional  late fees and interest at 18% per annum, compounded daily, from the May 20, 2011, until paid, including  and after the recording of this confession of judgment, plus all costs of collection, including all attorneys' fees, less credit for any payments made (and common stock received from the Warrants).

Debtor  hereby  appoints  the  following  persons,  or  any one  of  them, as  the  undersigned's attorney-in-fact  for the purpose of confessing judgment in favor of KAY M. GUMBINNER TRUST and Robert Gumbinner and Fred Gumbinner, trustees under a trust agreement dated January 9, 2008 (known as the Kay M. Gumbinner Trust), to wit:

Richard A. Golden, of 10627 Jones Street, #101B, Fairfax, Virginia 22030
Randall Borden, of 10627 Jones Street, #20 I A, Fairfax, Virginia 22030.

The undersigned's said attorneys in fact are explicitly authorized, whether a suit, motion or action be pending for the indebtedness or not, to confess judgment in favor of the KAY M. GUMBINNER TRUST and Robert Gumbinner and Fred Gumbinner, trustees under a trust agreement dated January 9, 2008 (known as the Kay M. Gumbinner Trust), in the amount of $136,500.00, plus all costs and expenses of collection (including attorneys' fees), plus additional later fees of ten percent (10%) each fifteen (15) days, starting from June 13, 2011, and interest from the earlier of June 13, 2011 and date of judgment so confessed at the rate of 18% per annum, compounded daily, or such lesser amount of principal plus interest as the creditor may be willing to accept.

Such  confession of  judgment  may  be made in the clerk's  office of the circuit  court  in the Commonwealth of Virginia, located at Fairfax, Virginia.

Furthermore, Maker, jointly and severally acknowledge the Holders right to pursue the security and accounts receivable securing the Obligations and the Confessed Judgment. Debtor hereby expressly waives the benefit of any homestead exemption as to this debt and waives demand, protest, notice of presentment, notice of protest, and notice of non-payment and dishonor of this note.

Debtor agrees this confessed judgment note is provided not in payment of, but as additional security for and evidence of obligations due to the Holder under the Loan Documents and this Agreement.

IN WITNESS WHEREOF, the Holder and Maker have executed  this Agreement as of the date set forth below.

INNOVATIVE LOGISTICS TECHNIQUES,
KAY M. GUMBINNER TRUST, Trustee	INC.
or its Duly Authorized and Empowered
Representative or Attorney in Fact
	By:	/s/ William P. Danielczyk,

William P. Danielczyk, Chairman &/or Executive
By: /s/ Robert Gumbinner,	Chairman

Robert Gumbinner,	Dated as of: May 31, 20II
Trustee

INNOLOG HOLDINGS CORPORATION

Dated as of: May 3I , 20 II

	By:	/s/ William P. Danielczyk,

William P. Danielczyk, Chairman & Executive
Chairman
Dated as of: May 3 I, 20 II